Contact:   Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979

FOR IMMEDIATE RELEASE: Wednesday, June 9, 2004

Subject: Black & Decker Updates EPS Guidance for Second Quarter 2004

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that, primarily due to strong demand in its power tools and accessories segment, it expects to meet or exceed its forecast of mid single-digit sales growth, excluding currency translation and acquisitions, for the second quarter of 2004. As a result, it expects that second-quarter diluted earnings per share from continuing operations will meet or exceed securities analysts' mean estimate of $1.24. The Corporation reported diluted earnings per share from continuing operations of $0.96 in the second quarter of 2003.

     Nolan D.  Archibald,  Chairman  and  Chief  Executive  Officer,  commented,
"Orders and sell-through for our North American power tools and accessories business have been excellent so far this quarter. Further, our regular contact with key customers indicates that there will not be any disruption of order patterns in the coming weeks. Therefore, we continue to expect outstanding sales and earnings growth for the quarter."

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     The Corporation will discuss its second-quarter results and the outlook for the remainder of 2004 during a conference call on Thursday, July 22, 2004, following the release of its second-quarter 2004 results. The call is scheduled to begin at 10:00 a.m., E.T., and will be webcast "live" over the Internet. Investors can listen to the call by visiting http://www.bdk.com and clicking on the icon labeled "Live Webcast." It is recommended that listeners log-in at least ten minutes prior to the beginning of the call to assure timely access. A webcast replay of the conference call will be available at http://www.bdk.com.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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